Exhibit 99.1

VIVINT SOLAR ANNOUNCES FOURTH QUARTER 2016 AND FISCAL 2016 FINANCIAL RESULTS

LEHI, Utah, March 16, 2017 -- Vivint Solar (NYSE: VSLR), today announced financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Operating Highlights

Key operating and development highlights for the quarter ended December 31, 2016 include:

•	MW Booked of approximately 57 MWs for the quarter.

•	MW Installed of approximately 47 MWs. Total cumulative MWs installed were approximately 681 MWs.

•	Installations were 6,460 for the quarter. Cumulative installations were 99,598.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $136 million during the quarter and was approximately $2.6 billion.

•	Estimated Retained Value increased by approximately $86 million during the quarter to approximately $1.3 billion.

•	Estimated Retained Value per Watt was $1.98.

•	Cost per Watt was $3.08, an increase from the third quarter of 2016 and down from $3.12 in the fourth quarter of 2015.

Fourth Quarter 2016 GAAP Financial Results

Summary GAAP financial results for the quarter ended December 31, 2016 include:

•

Operating Leases and Incentives Revenue was $25.3 million, up 63% from $15.5 million in the fourth quarter of the prior year. Total revenue for the quarter was $41.8 million, up 161% from $16.0 million in the fourth quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $35.2 million, down from $36.4 million in the same period of 2015.

•	Total Operating Expenses, including cost of revenue, were $79.9 million, compared to $71.7 million in the fourth quarter of 2015.

•	Loss from Operations was $38.1 million compared to $55.7 million in the same period of 2015.

•	GAAP Net Income Available (Loss Attributable) per Diluted Share to Common Stockholders was $0.18, up from ($0.12) in the fourth quarter of 2015.

•

Non-GAAP Net Loss Attributable Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.41), up from ($0.50) in the same period of 2015. See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of December 31, 2016 were $96.6 million.

Full Year 2016 GAAP Financial Results

Summary GAAP financial results for the full year ended December 31, 2016 include:

•	Operating Leases and Incentives Revenue was $105.4 million, up 72% from $61.2 million in 2015. Total revenue for the year was $135.2 million, up 111% from $64.2 million in the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $150.8 million in 2016, up from $131.2 million in 2015.

•	Total Operating Expenses, including cost of revenue, were $337.7 million in 2016, compared to $295.3 million in 2015.

•	Loss from Operations was $202.5 million compared to $231.1 million in 2015.

•	GAAP Net Income Available (Loss Attributable) per Diluted Share to Common Stockholders was $0.16.

•

Non-GAAP Net Loss Attributable Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($1.90), an increase from ($2.39) in 2015. See below for a further discussion of Non-GAAP Net Loss per Share.

Financing Activity

As of December 31, 2016, the Company had fully drawn down on its working capital facility, had $188 million in undrawn capacity in the aggregation facility, and had approximately 114 MWs of installation capacity remaining in our tax equity funds. On March 9, 2017, the Company extended the term of the availability period for borrowing under its aggregation credit facility by an additional three years to March 2020 and the final maturity to September 2020.

Guidance for First Quarter 2017 and Full Year 2017

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding 2017 financial results.

For the first quarter of 2017, we expect:

•	MW Installed: 43 to 46 MWs

•	Cost per Watt: $ 2.95 - $ 3.05

For the full year 2017, we expect:

•	MW Installed: 210 - 230 MWs
•	Cost per Watt: $ 2.82 - $ 2.94

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Thursday, March 16, 2017, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.877.201.0168 or 1.647.788.4901 for international callers. The conference ID is 5249 2827. A listen-only webcast will be accessible on the investor relations page of the Company’s website at http://investors.vivintsolar.com and will be archived and available on this site until April 30, 2017. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at http://investors.vivintsolar.com.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings. Offering integrated residential solar solutions for the entire customer lifecycle, Vivint Solar designs, installs, monitors and services the solar energy systems for its customers. In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options or power purchase agreements. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for megawatts installed and cost per watt, installation capacity remaining in tax equity funds, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at http://investors.vivintsolar.com.

Vivint Solar, Inc.
Consolidated Unaudited Balance Sheets
(In thousands)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$96,586	$92,213
Accounts receivable, net	12,658	3,636
Inventories	11,285	631
Prepaid expenses and other current assets	46,683	17,078
Total current assets	167,212	113,558
Restricted cash and cash equivalents	26,853	15,035
Solar energy systems, net	1,458,355	1,102,157
Property and equipment, net	23,199	48,168
Intangible assets, net	1,420	2,031
Goodwill	—	36,601
Prepaid tax asset, net	419,474	277,496
Other non-current assets, net	29,843	14,024
TOTAL ASSETS	$2,126,356	$1,609,070
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$46,630	$49,986
Accounts payable—related party	191	1,905
Distributions payable to non-controlling interests and redeemable non-controlling interests	16,176	11,347
Accrued compensation	20,003	13,758
Current portion of long-term debt	6,252	—
Current portion of deferred revenue	19,911	4,968
Current portion of capital lease obligation	5,163	5,489
Accrued and other current liabilities	19,364	29,017
Total current liabilities	133,690	116,470
Long-term debt, net of current portion	750,728	415,850
Deferred revenue, net of current portion	34,379	43,304
Capital lease obligation, net of current portion	5,476	10,055
Deferred tax liability, net	395,218	216,033
Other non-current liabilities	10,355	28,565
Total liabilities	1,329,846	830,277
Commitments and contingencies
Redeemable non-controlling interests	129,676	169,541
Stockholders' equity:
Common stock	1,102	1,066
Additional paid-in capital	542,348	530,646
Accumulated other comprehensive income	7,631	—
Retained earnings (accumulated deficit)	5,217	(12,769)
Total stockholders' equity	556,298	518,943
Non-controlling interests	110,536	90,309
Total equity	666,834	609,252
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,126,356	$1,609,070

Vivint Solar, Inc.
Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Operating leases and incentives	$25,320	$15,488	$105,353	$61,150
Solar energy system and product sales	16,451	540	29,814	3,032
Total revenue	41,771	16,028	135,167	64,182
Operating expenses:
Cost of revenue—operating leases and incentives	35,230	36,414	150,796	131,213
Cost of revenue—solar energy system and product sales	12,579	378	23,185	1,762
Sales and marketing	9,358	10,897	41,436	48,078
Research and development	761	1,352	2,979	3,901
General and administrative	21,796	20,716	81,802	92,664
Amortization of intangible assets	139	1,977	901	13,172
Impairment of goodwill and intangible assets	—	—	36,601	4,506
Total operating expenses	79,863	71,734	337,700	295,296
Loss from operations	(38,092)	(55,706)	(202,533)	(231,114)
Interest expense	11,469	4,360	34,008	12,568
Other income	(1,342)	(553)	(1,437)	(154)
Loss before income taxes	(48,219)	(59,513)	(235,104)	(243,528)
Income tax (benefit) expense	(2,812)	(6,240)	7,433	9,737
Net loss	(45,407)	(53,273)	(242,537)	(253,265)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(65,545)	(40,083)	(260,523)	(266,345)
Net income available (loss attributable) to common stockholders	$20,138	$(13,190)	$17,986	$13,080
Net income available (loss attributable) per share to common stockholders:
Basic	$0.18	$(0.12)	$0.17	$0.12
Diluted	$0.18	$(0.12)	$0.16	$0.12
Weighted-average shares used in computing net income available (loss attributable) per share to common stockholders:
Basic	110,198	106,551	108,190	106,088
Diluted	114,898	106,551	112,538	109,858

Vivint Solar, Inc.
Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(45,407)	$(53,273)	$(242,537)	$(253,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,445	8,153	46,821	24,924
Amortization of intangible assets	139	1,977	901	13,172
Impairment of goodwill and intangible assets	—	—	36,601	4,506
Deferred income taxes	49,178	29,986	174,090	107,466
Stock-based compensation	4,469	2,398	10,614	25,604
Loss on solar energy systems and property and equipment	1,856	(145)	6,432	1,024
Non-cash interest and other expense	2,198	1,167	7,161	3,724
Reduction in lease pass-through financing obligation	(960)	(231)	(4,239)	(231)
Gain on ineffective portion of cash flow hedge	(1,333)	—	(1,591)	—
Excess tax detriment from stock-based compensation	(433)	—	(1,713)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(578)	1,828	(9,022)	(1,799)
Inventories	(4,763)	(159)	(10,654)	143
Prepaid expenses and other current assets	(32,624)	(2,074)	(32,526)	(576)
Prepaid tax asset, net	(19,665)	(29,635)	(141,978)	(165,586)
Other non-current assets, net	(1,823)	(4,278)	(6,078)	(5,268)
Accounts payable	2,034	(4,934)	2,698	1,636
Accounts payable—related party	(234)	361	(1,714)	(227)
Accrued compensation	(2,767)	(4,605)	5,567	(892)
Deferred revenue	2,622	17,731	6,018	43,492
Accrued and other liabilities	(8,164)	(8,876)	(10,541)	12,909
Net cash used in operating activities	(41,810)	(44,609)	(165,690)	(189,244)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(87,362)	(156,725)	(405,635)	(540,399)
Payments for property and equipment	(88)	(1,025)	(2,785)	(6,307)
Proceeds from disposals of property and equipment	220	—	913	—
Change in restricted cash and cash equivalents	(3,384)	(1,863)	(11,818)	(8,519)
Proceeds from tax credits and U.S. Treasury grants	5,169	—	5,169	—
Purchase of intangible assets	—	454	(291)	(1,221)
Net cash used in investing activities	(85,445)	(159,159)	(414,447)	(556,446)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	40,700	60,658	277,848	292,729
Distributions paid to non-controlling interests and redeemable non- controlling interests	(9,904)	(8,395)	(32,134)	(25,541)
Proceeds from long-term debt	88,989	162,850	589,246	310,850
Payments on long-term debt	(8,844)	—	(233,244)	—
Payments for debt issuance costs	—	(2,344)	(16,774)	(5,422)
Proceeds from lease pass-through financing obligation	971	3,223	2,388	7,228
Principal payments on capital lease obligations	(1,300)	(1,763)	(5,657)	(5,363)
Proceeds from issuance of common stock	192	1	2,837	649
Excess tax benefits from stock-based compensation	—	(4)	—	1,713
Payments for deferred offering costs	—	—	—	(589)
Net cash provided by financing activities	110,804	214,226	584,510	576,254
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16,451)	10,458	4,373	(169,436)
CASH AND CASH EQUIVALENTS—Beginning of period	113,037	81,755	92,213	261,649
CASH AND CASH EQUIVALENTS—End of period	$96,586	$92,213	$96,586	$92,213

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	December 31,	September	December 31,
	2016	2016	2015

Installations	6,460	8,266	8,411
Megawatts installed	47.1	58.8	58.6
Cumulative installations	99,598	93,138	68,527
Cumulative megawatts installed	681.1	634.0	458.9
Estimated nominal contracted payments remaining (in millions)	$2,568.6	$2,432.2	$1,871.9
Estimated retained value under energy contract (in millions)	$1,015.1	$948.3	$705.6
Estimated retained value of renewal (in millions)	$299.4	$280.0	$200.5
Estimated retained value (in millions)	$1,314.5	$1,228.3	$906.1
Estimated retained value per watt	$1.98	$1.96	$1.98

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contract as of December 31, 2016, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in million):

	4%	6%	8%
Estimated retained value under energy contract	$1,219.0	$1,015.1	$856.2
Estimated retained value of renewal	473.5	299.4	191.4
Total estimated retained value	$1,692.5	$1,314.5	$1,047.6

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

We report GAAP EPS, which is based upon net income available (loss attributable) to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. Additionally, we have excluded the effect of the goodwill impairment for the year ended December 31, 2016 as it is a non-cash, non-recurring event that is not representative of our ongoing business. We believe that presenting non-GAAP EPS provides a meaningful supplemental measure of operating performance. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.41) and ($1.90) for the three months and year ended December 31, 2016.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	December 31, 2016		December 31, 2015
	Net Loss	EPS	Net Loss	EPS
Net income available (loss attributable) to common stockholders	$20,138	$0.18	$(13,190)	$(0.12)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(65,545)	(0.59)	(40,083)	(0.38)
Non-GAAP net loss	$(45,407)	$(0.41)	$(53,273)	$(0.50)
Weighted-average shares used in computing net loss per share		110,198		106,551

	Year Ended
	December 31, 2016		December 31, 2015
	Net Loss	EPS	Net Loss	EPS
Net income available (loss attributable) to common stockholders	$17,986	$0.17	$13,080	$0.12
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(260,523)	$(2.41)	(266,345)	$(2.51)
Impairment of goodwill	36,601	$0.34	—	$—
Non-GAAP net loss	$(205,936)	$(1.90)	$(253,265)	$(2.39)
Weighted-average shares used in computing net loss per share:		108,190		106,088

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain
Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Media Contact:

Helen Langan

Director of Public Relations
385-202-6577

pr@vivintsolar.com

Agency Contact:

Ashlyn Hewlett

Method Communications

801-461-9772

ashlyn@methodcommunications.com